Exhibit 21
List of Subsidiaries of Peabody Energy Corporation

Jurisdiction of
Name of Subsidiary	Formation
American Land Development, LLC	Delaware
American Land Holdings of Illinois, LLC	Delaware
American Land Holdings of Indiana, LLC	Delaware
American Land Holdings of Kentucky, LLC	Delaware
American Land Holdings of West Virginia, LLC	Delaware
Arclar Company, LLC	Indiana
Arid Operations Inc.	Delaware
Baralaba Coal Pty Ltd	New South Wales
Big Ridge, Inc.	Illinois
Big Sky Coal Company	Delaware
Black Beauty Coal Company, LLC	Indiana
Black Hills Mining Company, LLC	Illinois
BTU Empire Corporation	Delaware
BTU International B.V.	Amsterdam
BTU Western Resources, Inc.	Delaware
Burton Coal JV	Queensland
Burton Coal Pty Ltd	Queensland
Caballo Coal Company	Delaware
Carbones Peabody de Venezuela, C.A.	Venezuela
Caseyville Dock Company, LLC	Delaware
Central States Coal Reserves of Illinois, LLC	Delaware
Central States Coal Reserves of Indiana, LLC	Delaware
Century Mineral Resources, Inc.	Illinois
CL Hartford, L.L.C.	Delaware
CL Power Sales Eight, L.L.C.	Delaware
CL Power Sales Three, L.L.C.	Delaware
Coal Developments (German Creek) Pty. Limited	Queensland
Coal Reserve Holding Limited Liability Company No. 1	Delaware
COALSALES II, LLC	Delaware
COALSALES, LLC	Delaware
COALTRADE International, LLC	Delaware
COALTRADE, LLC	Delaware
Colorado Coal Resources, LLC	Delaware
Colorado Yampa Coal Company	Delaware
Conservancy Resources, LLC	Delaware
Cottonwood Land Company	Delaware
Coulterville Coal Company, LLC	Delaware
CP Power Sales Sixteen, L.L.C.	Delaware
Cumbo Land Pty Ltd	New South Wales
Cyprus Creek Land Company	Delaware
Cyprus Creek Land Resources, LLC	Delaware
Desarrollos Venshelf IV, CA	Venezuela
Dyson Creek Coal Company, LLC	Delaware
Dyson Creek Mining Company, LLC	Delaware
El Segundo Coal Company, LLC	Delaware
El Segundo Coal Resources, LLC	Delaware
Ellensfield Pastoral Pty Ltd	Queensland
Excel Coal Limited	New South Wales
Excel Employment Services Pty Ltd	New South Wales
Excel Equities International Pty Ltd	New South Wales
Excel Equities Pty Ltd	New South Wales
Excel Holding Pty Ltd	New South Wales
Excel Investments (NSW) Pty Ltd	New South Wales
Excel Resources Pty Ltd	New South Wales
Excelven Pty Ltd	British Virgin Islands
Falcon Coal Company, LLC	Indiana
Gallo Finance Company	Delaware
Gold Fields Chile, LLC	Delaware
Gold Fields Mining, LLC	Delaware
Gold Fields Ortiz, LLC	Delaware
GTN Copper Technology Pty Limited	New South Wales
Hayden Gulch Terminal, Inc.	Delaware
Helensburgh Coal Pty Ltd	New South Wales
Highwall Mining Services Company	Delaware
Hillside Recreational Lands, LLC	Delaware

HMC Mining, LLC	Delaware
Hunter Coal Pty Ltd	New South Wales
Illinois Land Holdings, LLC	Illinois
Independence Material Handling, LLC	Delaware
James River Coal Terminal, LLC	Delaware
Juniper Coal Company	Delaware
Kayenta Mobile Home Park, Inc.	Delaware
Kentucky Syngas, LLC	Delaware
Kentucky United Coal, LLC	Indiana
Kusel Kutahya Seyitomer Electrik Ltd Sirketi	Turkey
LakeCoal Pty Ltd	New South Wales
Lively Grove Energy Partners, LLC	Delaware
Lively Grove Energy, LLC	Delaware
Marigold Electricity, LLC	Delaware
Metropolitan Collieries Pty Ltd	New South Wales
Midco Supply and Equipment Corporation	Illinois
Midwest Coal Acquisition Corp.	Delaware
Midwest Coal Reserves of Illinois, LLC	Delaware
Midwest Coal Reserves of Indiana, LLC	Delaware
Midwest Coal Reserves of Kentucky, LLC	Delaware
Midwest Coal Resources, LLC	Delaware
Millenium CHPP Pty Ltd	New South Wales
Millenium Coal Pty Ltd	New South Wales
Mitterb Pty Limited	Queensland
Mustang Clean Energy, LLC	Delaware
Mustang Energy Company, L.L.C.	Delaware
New Mexico Coal Resources, LLC	Delaware
Newangle Mining Pty Ltd	New South Wales
Newhall Funding Company	Massachusetts
North Goonyella Coal Mine Management Pty Ltd	New South Wales
North Goonyella Coal Mines Pty Ltd	Queensland
North Goonyella Coal Properties Pty. Ltd.	Queensland
North Goonyella Joint Venture	Queensland
North Wambo Pty Ltd	New South Wales
NRGenerating Holdings (No.17) B.V.	Netherlands
NRGenerating Holdings (No.9) B.V.	Netherlands
P&L Receivables Company, LLC	Delaware
Peabody (Kogan Creek) Pty Ltd.	Queensland
Peabody (Wilkie Creek) Pty Ltd.	South Australia
Peabody America, Inc.	Delaware
Peabody Archveyor, L.L.C.	Delaware
Peabody Asia Limited	Hong Kong
Peabody Australia Management Services Pty Ltd	New South Wales
Peabody Baralaba Investments Pty Limited	New South Wales
Peabody Cardinal Gasification, LLC	Delaware
Peabody China, LLC	Delaware
Peabody COALTRADE Australia Pty Limited	New South Wales
Peabody COALTRADE International Limited	England and Wales
Peabody Development Company, LLC	Delaware
Peabody Electricity, LLC	Delaware
Peabody Energy Australia Coal Pty Limited	New South Wales
Peabody Energy Corporation	Delaware
Peabody Energy Generation Holding Company	Delaware
Peabody Energy Investments, Inc.	Delaware
Peabody Energy Solutions, Inc.	Delaware
Peabody Fuels Pty Ltd	Victoria
Peabody Holding Company, LLC	Delaware
Peabody Holdings (Gibraltar) Limited	Gibraltar
Peabody Holdings (Gibraltar) Limited & Co. S.C.S.	Luxembourg
Peabody Holland B.V.	Denmark
Peabody International Investments, Inc.	Delaware
Peabody International Services, Inc.	Delaware
Peabody Investments (Gibraltar) Limited	Gibraltar
Peabody Investments Corp.	Delaware
Peabody Mongolia, LLC	Delaware
Peabody Natural Gas, LLC	Delaware
Peabody Natural Resources Company	Delaware
Peabody Pacific Pty Limited	New South Wales
Peabody PowerTree Investments, LLC	Delaware

Peabody Recreational Lands, L.L.C.	Delaware
Peabody Southwest, LLC	Delaware
Peabody Southwestern Coal Company	Delaware
Peabody Surat Pty Ltd.	Queensland
Peabody Terminal Holding Company, Inc.	Delaware
Peabody Terminals, LLC	Delaware
Peabody Venezuela Coal Corp.	Delaware
Peabody Venture Fund, LLC	Delaware
Peabody Western Coal Company	Delaware
Peabody-Waterside Development, L.L.C.	Delaware
PEC Equipment Company, LLC	Delaware
PG INVESTMENTS FIVE, L.L.C.	Delaware
PG INVESTMENTS FOUR, L.L.C.	Delaware
PG INVESTMENTS SIX, L.L.C.	Delaware
PG POWER SALES EIGHT, L.L.C.	Delaware
PG POWER SALES ELEVEN, L.L.C.	Delaware
PG POWER SALES FIVE, L.L.C.	Delaware
PG POWER SALES FOUR, L.L.C	Delaware
PG POWER SALES NINE, L.L.C.	Delaware
PG POWER SALES SEVEN, L.L.C.	Delaware
PG POWER SALES SIX, L.L.C.	Delaware
PG POWER SALES TEN, L.L.C.	Delaware
PG POWER SALES THREE, L.L.C.	Delaware
PG POWER SALES TWELVE, L.L.C.	Delaware
PG POWER SALES TWO, L.L.C.	Delaware
Point Pleasant Dock Company, LLC	Delaware
Pond River Land Company	Delaware
Porcupine Production, LLC	Delaware
Porcupine Transportation, LLC	Delaware
Powder River Coal, LLC	Delaware
Powder River Resources, LLC	Delaware
Prairie State Generating Company, LLC	Delaware
Randolph Land Holding Company, LLC	Delaware
RFC Americas, Inc.	Delaware
RFC Corporate Finance, Inc.	Delaware
RFC Royalty Investments Pty Ltd	New South Wales
RFC Services, Inc.	Delaware
Riverview Terminal Company	Delaware
School Creek Coal Company, LLC	Delaware
School Creek Coal Resources, LLC	Delaware
Seaham No. 4 Colliery Pty Ltd	New South Wales
Seneca Coal Company	Delaware
Shoshone Coal Corporation	Delaware
Southcoal Pty Ltd	New South Wales
Star Lake Energy Company, L.L.C.	Delaware
Sugar Camp Properties, LLC	Indiana
Thoroughbred Generating Company, LLC	Delaware
Thoroughbred Mining Company, L.L.C.	Delaware
Transportes Coal Sea de Venezuela, CA	Venezuela
Twentymile Coal Company	Delaware
United Minerals Company, LLC	Indiana
Venshelf IV, CA	Venezuela
Wallarah Coal Joint Venture	New South Wales
Wambo Coal Pty Ltd	New South Wales
Wambo Coal Terminal Pty Ltd	New South Wales
West Roundup Resources, Inc.	Delaware
Williams Fork Coal Company, LLC	Delaware
Williams Fork Coal Resources, LLC	Delaware
Wilpinjong Coal Pty Ltd	New South Wales
Wotonga Pastoral Pty Ltd	Queensland
Wyoming Natural Gas, LLC	Delaware